Exhibit 99.1

Press release
Linde Reports Full-Year and Fourth-Quarter 2020 Results

Full-Year Highlights
➢ Sales $27.2 billion, down 3%
➢ Operating profit $3.3 billion, adjusted operating profit $5.8 billion, up 10%
➢ Operating profit margin 12.2%; adjusted operating profit margin 21.3%, up 260 basis points versus prior year
➢ EPS $4.70; adjusted EPS $8.23, up 12%
➢ Strong operating cash flow $7.4 billion, up 21%
➢ Returned $4.4 billion to shareholders through dividends and share repurchases
➢ Reduced GHG emissions intensity by 16% versus 2018; target of 35% reduction by 2028
Fourth-Quarter Highlights
➢ Sales $7.3 billion, up 3% YoY
➢ Operating profit $1.0 billion, adjusted operating profit $1.6 billion, up 20%
➢ Operating profit margin 14.2%; adjusted operating profit margin 22.2%, up 320 basis points
➢ EPS $1.45; adjusted EPS $2.30, up 22%
➢ Strong operating cash flow $2.4 billion, up 12%
2021
➢ First-quarter 2021 adjusted EPS guidance $2.20 - $2.25, represents 16% - 19% growth
➢ Full-year 2021 adjusted EPS guidance $9.10 - $9.30, represents 11% - 13% growth
➢ Increased annual dividend 10% and announced new $5 billion share repurchase program

Guildford, UK, February 5, 2021 – Linde plc (NYSE: LIN; FWB: LIN) today reported fourth-quarter 2020 income from continuing operations of $769 million and diluted earnings per share of $1.45. Excluding Linde AG purchase accounting impacts and other charges, adjusted income from continuing operations was $1,217 million, up 19% versus prior year and 7% sequentially. Adjusted earnings per share was $2.30, 22% above prior year and 7% higher sequentially.

Linde’s sales for the fourth quarter were $7,272 million, 3% above prior year and 6% sequentially. Compared to prior year, underlying sales increased 3% from 2% price attainment and 1% higher volumes, largely due to project start-ups. Sequentially, underlying sales increased 2%, mainly driven by higher volumes across all segments.

Fourth-quarter operating profit was $1,029 million. Adjusted operating profit of $1,613 million was up 20% versus prior year led by higher price and continued productivity initiatives across all segments. Adjusted operating margin of 22.2% expanded 320 basis points versus prior year and 10 basis points sequentially.

Fourth-quarter operating cash flow of $2,434 million increased 12% versus prior year and 29% sequentially. After capital expenditures of $1,027 million, free cash flow was $1,407 million, up 21% versus prior year. During the quarter, the company returned $926 million to shareholders through dividends and stock repurchases, net of issuance.

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For full-year 2020, sales were $27.2 billion, 3% below 2019. Price improved 2% as all geographic segments attained price increases. Volume decreased 2% as growth from project start-ups was more than offset by the global macroeconomic slowdown as a result of the COVID-19 pandemic. Operating profit was $3.3 billion and adjusted operating profit was $5.8 billion, 21.3% of sales, and increased 10% versus 2019. Diluted earnings per share were $4.70 and adjusted diluted earnings per share were $8.23, up 12% versus prior year.

In 2020, Linde generated strong operating cash flow of $7.4 billion, up 21% versus prior year. The company invested $3.4 billion in capital expenditures and paid dividends of $2.0 billion. In addition, Linde repurchased $2.4 billion of stock, net of issuances.

Commenting on the financial results and business outlook, Chief Executive Officer Steve Angel said, “I want to personally thank all our dedicated Linde employees for ensuring a safe and reliable supply of critical gases and services to our customers and patients worldwide. The company responded exceptionally well in a challenging year dominated by the COVID-19 pandemic and I couldn’t be more proud of what we accomplished and continue to do for our shareholders and society at large. Despite all the headwinds we faced throughout the year, Linde grew EPS 12%, operating cash flow 21%, and increased ROC to 13.4% – all while improving our sustainability performance.”

Angel continued, “Looking ahead, the near-term economic outlook remains uncertain. However, I have confidence in our ability to grow EPS double-digit percent irrespective of the macro environment while also leveraging any economic recovery. In addition, I expect to capture more than our fair share of quality growth opportunities in secular markets like healthcare, electronics and clean energy.”

For the full year, the company expects adjusted diluted earnings per share to be in the range of $9.10 to $9.30, up 11% to 13% versus prior year and 10% to 12% when excluding estimated currency tailwinds. Full-year capital expenditures are expected to range between $3.0 billion to $3.5 billion to support operating and growth requirements including the $3.6 billion contractual sale of gas project backlog.

Fourth-Quarter 2020 Results by Segment

Americas sales of $2,724 million were flat versus prior-year quarter, but increased 3% sequentially. Compared with fourth quarter 2019, underlying sales increased 3% driven by 2% higher pricing and 1% higher volume, primarily in the healthcare end market. Sequentially, price was stable and volumes grew 2%, led by higher demand in metals and manufacturing end markets. Operating profit of $748 million was 27.5% of sales, up 280 basis points versus prior year.

APAC (Asia Pacific) sales of $1,572 million were 12% above prior year and up 6% sequentially. Compared to prior year, underlying sales grew 8% driven by 1% price attainment and 7% volume growth, primarily in the electronics end market and project start-ups. Sequentially, price was steady and volumes grew 3% led by higher demand in the electronics and metals end markets. Operating profit of $365 million was 23.2% of sales, up 190 basis points versus prior year.

EMEA (Europe, Middle East & Africa) sales of $1,746 million were up 6% versus prior year and grew 8% sequentially. Compared with fourth quarter 2019, underlying sales grew 4%, primarily led by 3% higher pricing. Sequentially, underlying sales grew 5% driven by 2% higher pricing and 3% volume growth, mainly in the healthcare end market. Operating profit of $437 million was 25.0% of sales, up 370 basis points versus prior year.

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Linde Engineering sales were $755 million, 2% below prior year, and operating profit was $100 million or 13.2% of sales. Order intake for the quarter was $355 million and third-party sale of equipment backlog was $4.7 billion.

Earnings Call
A teleconference on Linde’s fourth-quarter 2020 results is being held today at 10:00 am EST.

Live conference call	US Toll-Free Dial-In Number: 1 855 758 5442 Germany Toll-Free Dial-In Number: 0800 181 5287 UK Toll-Free Dial-In Number: 0800 028 8438 Access code: 7237505
Live webcast (listen-only)	https://investors.linde.com/events-presentations Short URL: https://t1p.de/i2ho

Materials to be used in the teleconference are also available on the website.
About Linde
Linde is a leading global industrial gases and engineering company with 2020 sales of $27 billion (€24 billion). We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain and protect our planet.

The company serves a variety of end markets including chemicals & refining, food & beverage, electronics, healthcare, manufacturing and primary metals. Linde’s industrial gases are used in countless applications, from life-saving oxygen for hospitals to high-purity & specialty gases for electronics manufacturing, hydrogen for clean fuels and much more. Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

Adjusted amounts, free cash flow and return on capital are non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2021. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

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Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics such as COVID-19 and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from accounting principles generally accepted in the United States of America, International Financial Reporting Standards or adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A. Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 2, 2020 and in Item 1A. of Linde plc's Form 10-Q for the period ending March 31, 2020 filed with the SEC on May 7, 2020, which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON-GAAP MEASURES AND RECONCILIATIONS" starting on page 10 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2020	2019	2020	2019	2020	2019	2020	2019
Quarter Ended December 31
Reported GAAP Amounts	$7,272	$7,080	$1,029	$655	$769	$507	$1.45	$0.94
Cost reduction program and other charges (a)	-	-	78	212	54	159	0.10	0.29
Pension settlement charges (b)	-	-	-	-	-	5	-	0.01
Merger-related divestitures (c)	-	(3)	-	(1)	-	(1)	-	-
Purchase accounting impacts - Linde AG (d)	-	-	506	481	382	354	0.73	0.65
Bond Redemption (e)	-	-	-	-	12	-	0.02	-
Total adjustments	-	(3)	584	692	448	517	0.85	0.95
Adjusted amounts	$7,272	$7,077	$1,613	$1,347	$1,217	$1,024	$2.30	$1.89

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2020	2019	2020	2019	2020	2019	2020	2019
Year to Date December 31
Reported GAAP Amounts	$27,243	$28,228	$3,322	$2,933	$2,497	$2,183	$4.70	$4.00
Cost reduction program and other charges (a)	-	-	506	567	372	449	0.70	0.83
Pension settlement charges (b)	-	-	-	-	5	81	0.01	0.16
Merger-related divestitures (c)	-	(65)	-	(16)	-	(12)	-	(0.03)
Purchase accounting impacts - Linde AG (d)	-	-	1,969	1,952	1,485	1,410	2.80	2.59
Bond Redemption (e)	-	-	-	-	12	-	0.02	-
Gain on sale of businesses (f)	-	-	-	(164)	-	(108)	-	(0.21)
Total adjustments	-	(65)	2,475	2,339	1,874	1,820	3.53	3.34
Adjusted amounts	$27,243	$28,163	$5,797	$5,272	$4,371	$4,003	$8.23	$7.34

(a) To adjust for cost reduction program and other charges; 2020 includes severance of $19 million and $300 million for the quarter and year-to-date periods, other cost reduction charges of $44 million and $93 million for the quarter and year-to-date periods, and other charges of $15 million and $113 million for the quarter and year-to-date periods.
(b) To adjust for pension settlement charges. 2019 charges primarily related to the merger.
(c) To adjust for the results of Praxair's merger-related divestitures.
(d) To adjust for purchase accounting impacts related to the merger.
(e) To adjust for $16 million charge to interest expense in the 2020 fourth quarter related to a bond redemption.
(f) To adjust for gains recognized related to the sale of businesses related to the merger.

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LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year To Date
	December 31,		December 31,
	2020	2019	2020	2019

SALES	$7,272	$7,080	$27,243	$28,228
Cost of sales	4,086	4,187	15,383	16,644
Selling, general and administrative	802	844	3,193	3,457
Depreciation and amortization	1,192	1,162	4,626	4,675
Research and development	38	49	152	184
Cost reduction programs and other charges	78	212	506	567
Net gain on sale of business	-	-	-	164
Other income (expense) - net	(47)	29	(61)	68
OPERATING PROFIT	1,029	655	3,322	2,933
Interest expense - net	35	8	115	38
Net pension and OPEB cost (benefit), excluding service cost	(46)	(25)	(177)	(32)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY INVESTMENTS	1,040	672	3,384	2,927
Income taxes	253	162	847	769
INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY INVESTMENTS	787	510	2,537	2,158
Income from equity investments	16	24	85	114
INCOME FROM CONTINUING OPERATIONS (INCLUDING NONCONTROLLING INTERESTS)	803	534	2,622	2,272
Add: income from discontinued operations, net of tax	1	4	4	109
INCOME (INCLUDING NONCONTROLLING INTERESTS)	804	538	2,626	2,381
Less: noncontrolling interests from continuing operations	(34)	(27)	(125)	(89)
Less: noncontrolling interests from discontinued operations	-	-	-	(7)
NET INCOME - LINDE PLC	$770	$511	$2,501	$2,285

NET INCOME - LINDE PLC
Income from continuing operations	$769	$507	$2,497	$2,183
Income from discontinued operations	$1	$4	$4	$102

PER SHARE DATA - LINDE PLC SHAREHOLDERS

Basic earnings per share from continuing operations	$1.47	$0.94	$4.74	$4.03
Basic earnings per share from discontinued operations	-	0.01	0.01	0.19
Basic earnings per share	$1.47	$0.95	$4.75	$4.22

Diluted earnings per share from continuing operations	$1.45	$0.94	$4.70	$4.00
Diluted earnings per share from discontinued operations	-	0.01	0.01	0.19
Diluted earnings per share	$1.45	$0.95	$4.71	$4.19

Cash dividends	$0.963	$0.875	$3.85	$3.50

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	524,442	536,768	526,736	541,094
Diluted shares outstanding (000's)	529,038	540,919	531,157	545,170

Note: See page 10 for a reconciliation to adjusted amounts which are Non-GAAP.

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Millions of dollars)
(UNAUDITED)

	December 31,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$3,754	$2,700
Accounts receivable - net	4,167	4,322
Contract assets	162	368
Inventories	1,729	1,697
Prepaid and other current assets	1,112	1,265
TOTAL CURRENT ASSETS	10,924	10,352
Property, plant and equipment - net	28,711	29,064
Goodwill	28,201	27,019
Other intangibles - net	16,184	16,137
Other long-term assets	4,209	4,040
TOTAL ASSETS	$88,229	$86,612

LIABILITIES AND EQUITY
Accounts payable	$3,095	$3,266
Short-term debt	3,251	1,732
Current portion of long-term debt	751	1,531
Contract liabilities	1,769	1,758
Other current liabilities	4,874	3,873
TOTAL CURRENT LIABILITIES	13,740	12,160
Long-term debt	12,152	10,693
Other long-term liabilities	12,755	12,124
TOTAL LIABILITIES	38,647	34,977

REDEEMABLE NONCONTROLLING INTERESTS	13	113

LINDE PLC SHAREHOLDERS' EQUITY:
Common stock	1	1
Additional paid-in capital	40,202	40,201
Retained earnings	17,178	16,842
Accumulated other comprehensive income (loss)	(4,690)	(4,814)
Less: Treasury stock, at cost	(5,374)	(3,156)
Total Linde plc shareholders' equity	47,317	49,074
Noncontrolling interests	2,252	2,448
TOTAL EQUITY	49,569	51,522
TOTAL LIABILITIES AND EQUITY	$88,229	$86,612

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	December 31,		December 31,
	2020	2019	2020	2019
OPERATIONS
Net income - Linde plc	$770	$511	$2,501	$2,285
Less: income from discontinued operations, net of tax and noncontrolling interests	(1)	(4)	(4)	(102)
Add: noncontrolling interests	34	27	125	89
Net income (including noncontrolling interests)	803	534	2,622	2,272

Adjustments to reconcile net income to net cash provided by operating activities:
Cost reduction programs and other charges, net of payments (a)	18	120	258	(236)
Amortization of merger-related inventory step up	-	-	-	12
Net gain on sale of business	-	-	-	(108)
Depreciation and amortization	1,192	1,162	4,626	4,675
Accounts receivable	95	110	19	80
Contract assets and liabilities, net	1	122	90	87
Inventory	119	(20)	18	(81)
Payables and accruals	121	237	109	(174)
Pension contributions	(15)	(25)	(91)	(94)
Deferred income taxes and other	100	(66)	(222)	(314)
Net cash provided by operating activities	2,434	2,174	7,429	6,119

INVESTING
Capital expenditures	(1,027)	(1,015)	(3,400)	(3,682)
Acquisitions, net of cash acquired	(27)	(64)	(68)	(225)
Divestitures and asset sales	47	136	482	5,096
Net cash provided by (used for) investing activities	(1,007)	(943)	(2,986)	1,189

FINANCING
Debt increase (decrease) - net	(2,022)	484	1,313	(1,260)
Issuances of ordinary shares	6	12	47	72
Purchases of ordinary shares	(427)	(724)	(2,457)	(2,658)
Cash dividends - Linde plc shareholders	(505)	(469)	(2,028)	(1,891)
Noncontrolling interest transactions and other (b)	(19)	(3)	(220)	(3,260)
Net cash provided by (used for) financing activities	(2,967)	(700)	(3,345)	(8,997)

DISCONTINUED OPERATIONS
Cash provided by operating activities	-	2	-	69
Cash provided by investing activities	-	(1)	-	(60)
Cash provided by financing activities	-	-	-	5
Net cash provided by (used for) discontinued operations	-	1	-	14

Effect of exchange rate changes on cash and cash equivalents	95	49	(44)	(77)

Change in cash and cash equivalents	(1,445)	581	1,054	(1,752)
Cash and cash equivalents, beginning-of-period	5,199	2,120	2,700	4,466
Cash and cash equivalents, including discontinued operations	3,754	2,701	3,754	2,714
Cash and cash equivalents of discontinued operations	-	(1)	-	(14)
Cash and cash equivalents, end-of-period	$3,754	$2,700	$3,754	$2,700

(a) Cost reduction programs and other charges of $78 million and $212 million for the quarters ended December 31, 2020 and 2019 were partially offset by related cash outflows of $60 million and $92 million, respectively. Cost reduction programs and other charges of $506 million and $567 million for the years ended December 31, 2020 and 2019 were offset by related cash outflows of $248 million and $803 million, respectively.
(b) Noncontrolling interest transactions and other for the 2019 year to date period includes approximately $3.2 billion related to the cash merger squeeze-out of the 8% Linde AG shares which were not tendered in the exchange offer.

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LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended December 31,		Year to Date December 31,
	2020	2019	2020	2019
SALES
Americas	$2,724	$2,737	$10,459	$10,989
EMEA	1,746	1,654	6,449	6,643
APAC	1,572	1,403	5,687	5,779
Engineering	755	770	2,851	2,799
Other	475	513	1,797	1,953
Segment sales	$7,272	$7,077	$27,243	$28,163
Merger-related divestitures (a)	-	3	-	65
Total sales	$7,272	$7,080	$27,243	$28,228

OPERATING PROFIT
Americas	$748	$676	$2,773	$2,577
EMEA	437	353	1,465	1,367
APAC	365	299	1,277	1,184
Engineering	100	93	435	390
Other	(37)	(74)	(153)	(246)
Segment operating profit	$1,613	$1,347	$5,797	$5,272
Cost reduction programs and other charges	(78)	(212)	(506)	(567)
Merger-related divestitures (a)	-	1	-	16
Net gain on sale of business (b)	-	-	-	164
Purchase accounting impacts - Linde AG	(506)	(481)	(1,969)	(1,952)
Total operating profit	$1,029	$655	$3,322	$2,933

(a) To adjust for the results of Praxair's merger-related divestitures.
(b) To adjust for gains recognized related to the sale of businesses related to the merger.

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2020					2019
	Year to Date December 31,	Q4	Q3	Q2	Q1	Year to Date December 31,	Q4	Q3	Q2	Q1
Adjusted Sales
Reported Sales	$27,243	$7,272	$6,855	$6,377	$6,739	$28,228	$7,080	$7,000	$7,204	$6,944
Less: Merger-related divestitures (d)	-	-	-	-	-	(65)	(3)	(7)	(25)	(30)
Adjusted Sales	$27,243	$7,272	$6,855	$6,377	$6,739	$28,163	$7,077	$6,993	$7,179	$6,914

Adjusted Operating Profit and Operating Margin
Reported operating profit	$3,322	$1,029	$969	$591	$733	$2,933	$655	$1,000	$669	$609
Less: Merger-related divestitures (d)	-	-	-	-	-	(16)	(1)	(2)	(6)	(7)
Add: Cost reduction programs and other charges	506	78	48	249	131	567	212	125	141	89
Less: Net gain on sale of businesses	-	-	-	-	-	(164)	-	(164)	-	-
Add: Purchase accounting impacts - Linde AG (c)	1,969	506	498	477	488	1,952	481	425	515	531
Total adjustments	2,475	584	546	726	619	2,339	692	384	650	613
Adjusted operating profit	$5,797	$1,613	$1,515	$1,317	$1,352	$5,272	$1,347	$1,384	$1,319	$1,222

Reported percentage change	13%	57%	(3)%	(12)%	20%
Adjusted percentage change	10%	20%	9%	-%	11%

Reported sales	$27,243	$7,272	$6,855	$6,377	$6,739	$28,228	$7,080	$7,000	$7,204	$6,944
Adjusted sales	$27,243	$7,272	$6,855	$6,377	$6,739	$28,163	$7,077	$6,993	$7,179	$6,914

Reported operating margin	12.2%	14.2%	14.1%	9.3%	10.9%	10.4%	9.3%	14.3%	9.3%	8.8%
Adjusted operating margin	21.3%	22.2%	22.1%	20.7%	20.1%	18.7%	19.0%	19.8%	18.4%	17.7%

Adjusted Depreciation and amortization
Reported depreciation and amortization	$4,626	$1,192	$1,168	$1,124	$1,142	$4,675	$1,162	$1,095	$1,195	$1,223
Less: Purchase accounting impacts - Linde AG (c)	(1,920)	(489)	(487)	(468)	(476)	(1,940)	(481)	(423)	(515)	(521)
Adjusted depreciation and amortization	$2,706	$703	$681	$656	$666	$2,735	$681	$672	$680	$702

Adjusted Other Income (Expense) - net
Reported Other Income (Expense) - net	$(61)	$(47)	$(29)	$-	$15	$68	$29	$11	$10	$18
Add: Purchase accounting impacts - Linde AG (c)	(49)	(17)	(11)	(9)	(12)	-	-	-	-	-
Adjusted Other Income (Expense) - net	$(12)	$(30)	$(18)	$9	$27	$68	$29	$11	$10	$18

Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(177)	$(46)	$(41)	$(45)	$(45)	$(32)	$(25)	$2	$(24)	$15
Add: Pension settlement charges	(6)	-	(6)	-	-	(107)	(6)	(40)	(10)	(51)
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$(183)	$(46)	$(47)	$(45)	$(45)	$(139)	$(31)	$(38)	$(34)	$(36)

Adjusted Interest Expense - Net
Reported interest expense - net	$115	$35	$38	$18	$24	$38	$8	$(3)	$10	$23
Add: Purchase accounting impacts - Linde AG (c)	85	18	23	22	22	96	22	22	25	27
Less: Bond Redemption	(16)	(16)	-	-	-	-	-	-	-	-
Adjusted interest expense - net	$184	$37	$61	$40	$46	$134	$30	$19	$35	$50

Adjusted Income Taxes (a)
Reported income taxes	$847	$253	$265	$164	$165	$769	$162	$298	$169	$140
Add: Purchase accounting impacts - Linde AG (c)	399	107	75	95	122	450	105	99	119	127
Add: Pension settlement charges	1	-	1	-	-	26	1	10	2	13
Add: Cost reduction programs and other charges	130	20	12	62	36	83	53	(2)	26	6
Less: Merger-related divestitures (d)	-	-	-	-	-	(5)	-	(1)	(2)	(2)
Less: Net gain on sale of businesses	-	-	-	-	-	(56)	-	(56)	-	-
Less: Bond Redemption	4	4	-	-	-	-	-	-	-	-
Total adjustments	534	131	88	157	158	498	159	50	145	144
Adjusted income taxes	$1,381	$384	$353	$321	$323	$1,267	$321	$348	$314	$284

Adjusted Effective Tax Rate (a)
Reported income before income taxes and equity investments	$3,384	$1,040	$972	$618	$754	$2,927	$672	$1,001	$683	$571
Less: Merger-related divestitures (d)	-	-	-	-	-	(16)	(1)	(2)	(6)	(7)
Add: Pension settlement charge	6	-	6	-	-	107	6	40	10	51
Add: Purchase accounting impacts - Linde AG (c)	1,884	488	475	455	466	1,856	459	403	490	504
Add: Cost reduction programs and other charges	506	78	48	249	131	567	212	125	141	89
Less: Bond Redemption	16	16	-	-	-	-	-	-	-	-
Less: Net gain on sale of businesses	-	-	-	-	-	(164)	-	(164)	-	-
Total adjustments	2,412	582	529	704	597	2,350	676	402	635	637
Adjusted income before income taxes and equity investments	$5,796	$1,622	$1,501	$1,322	$1,351	$5,277	$1,348	$1,403	$1,318	$1,208

Reported Income taxes	$847	$253	$265	$164	$165	$769	$162	$298	$169	$140
Reported effective tax rate	25.0%	24.3%	27.3%	26.5%	21.9%	26.3%	24.1%	29.8%	24.7%	24.5%

Adjusted income taxes	$1,381	$384	$353	$321	$323	$1,267	$321	$348	$314	$284
Adjusted effective tax rate	23.8%	23.7%	23.5%	24.3%	23.9%	24.0%	23.8%	24.8%	23.8%	23.5%

Income from Equity Investments
Reported income from equity investments	$85	$16	$23	$29	$17	$114	$24	$28	$28	$34
Add: Purchase accounting impacts - Linde AG (c)	57	15	14	14	14	57	14	15	14	14
Adjusted income from equity investments	$142	$31	$37	$43	$31	$171	$38	$43	$42	$48

Adjusted Noncontrolling Interests from Continuing Operations
Reported noncontrolling interests from continuing operations	$(125)	$(34)	$(31)	$(25)	$(35)	$(89)	$(27)	$(3)	$(29)	$(30)
Add: Cost reduction programs and other charges	(4)	(4)	-	-	-	(35)	-	(35)	-	-
Add: Purchase accounting impacts - Linde AG (c)	(57)	(14)	(14)	(14)	(15)	(54)	(14)	(8)	(17)	(15)
Total adjustments	(61)	(18)	(14)	(14)	(15)	(89)	(14)	(43)	(17)	(15)
Adjusted noncontrolling interests from continuing operations	$(186)	$(52)	$(45)	$(39)	$(50)	$(178)	$(41)	$(46)	$(46)	$(45)

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Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

	2020					2019
	Year to Date December 31,	Q4	Q3	Q2	Q1	Year to Date December 31,	Q4	Q3	Q2	Q1
Adjusted Income from Continuing Operations (b)
Reported income from continuing operations	$2,497	$769	$699	$458	$571	$2,183	$507	$728	$513	$435
Add: Pension settlement charge	5	-	5	-	-	81	5	30	8	38
Less: Merger-related divestitures (d)	-	-	-	-	-	(12)	(1)	(2)	(4)	(5)
Add: Cost reduction programs and other charges	372	54	36	187	95	449	159	92	115	83
Less: Net gain on sale of business	-	-	-	-	-	(108)	-	(108)	-	-
Add: Purchase accounting impacts - Linde AG (c)	1,485	382	400	360	343	1,410	354	312	368	376
Less: Bond Redemption	12	12	-	-	-	-	-	-	-	-
Total adjustments	1,874	448	441	547	438	1,820	517	324	487	492
Adjusted income from continuing operations	$4,371	$1,217	$1,140	$1,005	$1,009	$4,003	$1,024	$1,052	$1,000	$927

Adjusted Diluted EPS from Continuing Operations (b)
Reported diluted EPS from continuing operations	$4.70	$1.45	$1.32	$0.87	$1.07	$4.00	$0.94	$1.34	$0.94	$0.79
Add: Pension settlement charge	0.01	-	0.01	-	-	0.16	0.01	0.07	0.01	0.07
Add: Cost reduction programs and other charges	0.70	0.10	0.07	0.35	0.18	0.83	0.29	0.17	0.22	0.15
Less: Merger-related divestitures (d)	-	-	-	-	-	(0.03)	-	(0.01)	(0.01)	(0.01)
Less: Net gain on sale of business	-	-	-	-	-	(0.21)	-	(0.21)	-	-
Less: Bond Redemption	0.02	0.02	-	-	-	-	-	-	-	-
Add: Purchase accounting impacts - Linde AG	2.80	0.73	0.75	0.68	0.64	2.59	0.65	0.58	0.67	0.69
Total adjustments	3.53	0.85	0.83	1.03	0.82	3.34	0.95	0.60	0.89	0.90
Adjusted diluted EPS from continuing operations	$8.23	$2.30	$2.15	$1.90	$1.89	$7.34	$1.89	$1.94	$1.83	$1.69

Reported percentage change	18%	54%	(1)%	(7)%	35%
Adjusted percentage change	12%	22%	11%	4%	12%

Adjusted Diluted EPS from Continuing Operations Guidance (e)		First Quarter 2021				Full Year 2021
		Low End		High End		Low End	High End
2021 Adjusted Guidance		$2.20		$2.25		$9.10	$9.30
Adjusted percentage change versus 2020 adjusted diluted EPS		16%		19%		11%	13%
Add: Estimated currency tailwind		(2)%		(2)%		(1)%	(1)%
Adjusted percentage change excluding currency		14%		17%		10%	12%

Adjusted EBITDA and % of Sales
Income from continuing operations	$2,497	$769	$699	$458	$571	$2,183	$507	$728	$513	$435
Add: Noncontrolling interests related to continuing operations	125	34	31	25	35	89	27	3	29	30
Add: Net pension and OPEB cost (benefit), excluding service cost	(177)	(46)	(41)	(45)	(45)	(32)	(25)	2	(24)	15
Add: Interest expense	115	35	38	18	24	38	8	(3)	10	23
Add: Income taxes	847	253	265	164	165	769	162	298	169	140
Add: Depreciation and amortization	4,626	1,192	1,168	1,124	1,142	4,675	1,162	1,095	1,195	1,223
EBITDA from continuing operations	8,033	2,237	2,160	1,744	1,892	7,722	1,841	2,123	1,892	1,866
Less: Merger-related divestitures (d)	-	-	-	-	-	(16)	(1)	(2)	(6)	(7)
Less: Net gain on sale of business	-	-	-	-	-	(164)	-	(164)	-	-
Add: Cost reduction programs and other charges	506	78	48	249	131	567	212	125	141	89
Add: Purchase accounting impacts - Linde AG	106	32	25	23	26	69	14	17	14	24
Total adjustments	612	110	73	272	157	456	225	(24)	149	106
Adjusted EBITDA from continuing operations	$8,645	$2,347	$2,233	$2,016	$2,049	$8,178	$2,066	$2,099	$2,041	$1,972

Reported sales	$27,243	$7,272	$6,855	$6,377	$6,739	$28,228	$7,080	$7,000	$7,204	$6,944
Adjusted sales	$27,243	$7,272	$6,855	$6,377	$6,739	$28,163	$7,077	$6,993	$7,179	$6,914
% of sales
EBITDA from continuing operations	29.5%	30.8%	31.5%	27.3%	28.1%	27.4%	26.0%	30.3%	26.3%	26.9%
Adjusted EBITDA from continuing operations	31.7%	32.3%	32.6%	31.6%	30.4%	29.0%	29.2%	30.0%	28.4%	28.5%

(a) The income tax expense (benefit) on the on-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
(b) Net of income taxes which are shown separately in “Adjusted Income Taxes and Effective Tax Rate”.
(c) The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.
A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:
Adjusted Operating Profit and Margin: The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).
Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.
Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.
Adjusted Noncontrolling Interests from Continuing Operations: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.
(d) To adjust for the results of Praxair's merger-related divestitures.
(e) We are providing adjusted earnings per share ("EPS") guidance for 2021. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

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Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars)
(UNAUDITED)

	2020				2019				2018
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating Cash Flow	$2,434	$1,884	$1,764	$1,347	$2,174	$1,872	$1,005	$1,068	$1,305
Less: Capital Expenditures	(1,027)	(787)	(783)	(803)	(1,015)	(959)	(865)	(843)	(827)
Free Cash Flow	$1,407	$1,097	$981	$544	$1,159	$913	$140	$225	$478

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$16,154	$17,803	$17,480	$16,875	$13,956	$13,201	$13,957	$14,146	$15,296
Less: Cash and cash equivalents	(3,754)	(5,199)	(4,941)	(4,014)	(2,700)	(2,120)	(2,686)	(5,791)	(4,466)
Net debt	12,400	12,604	12,539	12,861	11,256	11,081	11,271	8,355	10,830
Less: Purchase accounting impacts - Linde AG	(121)	(133)	(150)	(170)	(195)	(211)	(243)	(262)	(291)
Adjusted net debt	$12,279	$12,471	$12,389	$12,691	$11,061	$10,870	$11,028	$8,093	$10,539
Less: Net assets held for sale	(3)	(2)	(2)	(115)	(123)	(223)	(272)	(1,629)	(4,730)
Adjusted net debt less net assets held for sale	$12,276	$12,469	$12,387	$12,576	$10,938	$10,647	$10,756	$6,464	$5,809

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders’ equity).

Reported income from continuing operations	$769	$699	$458	$571	$507	$728	$513	$435	$2,870
Add: noncontrolling interests from continuing operations	34	31	25	35	27	3	29	30	(33)
Add: interest expense - net	35	38	18	24	8	(3)	10	23	72
Less: tax benefit on interest expense - net *	(9)	(10)	(5)	(6)	(2)	1	(3)	(6)	(18)
Reported NOPAT	$829	$758	$496	$624	$540	$729	$549	$482	$2,891

Adjusted income from continuing operations	$1,217	$1,140	$1,005	$1,009	$1,024	$1,052	$1,000	$927	$841
Add: adjusted noncontrolling interests from continuing operations	52	45	39	50	41	46	46	45	40
Add: adjusted interest expense - net	37	61	40	46	30	19	35	50	50
Less: tax benefit on interest expense - net *	(9)	(15)	(10)	(12)	(7)	(5)	(9)	(13)	(12)
Adjusted NOPAT	$1,297	$1,231	$1,074	$1,093	$1,088	$1,112	$1,072	$1,009	$919

4-quarter trailing reported NOPAT	$2,707	$2,418	$2,389	$2,442	$2,300
4-quarter trailing adjusted NOPAT	$4,695	$4,486	$4,367	$4,365	$4,281

Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	$13	$13	$13	$92	$113	$14	$15	$15	$16
Linde plc shareholders' equity	47,317	46,175	45,537	44,776	49,074	48,953	50,564	51,175	51,596
Noncontrolling interests	2,252	2,404	2,387	2,375	2,448	2,341	2,315	5,457	5,484
Total equity and redeemable noncontrolling interests	$49,582	$48,592	$47,937	$47,243	$51,635	$51,308	$52,894	$56,647	$57,096

Reported capital	$61,979	$61,194	$60,474	$59,989	$62,768	$62,166	$63,893	$63,373	$63,196

Total equity and redeemable noncontrolling interests	$49,582	$48,592	$47,937	$47,243	$51,635	$51,308	$52,894	$56,647	$57,096
Add: Adjusted net debt less net assets held for sale	12,276	12,469	12,387	12,576	10,938	10,647	10,756	6,464	5,809
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256	24,197	24,197	24,197	24,197
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$35,734	$34,937	$34,200	$33,695	$36,449	$35,890	$37,585	$37,046	$36,840
(a) Represent balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

Ending capital (see above)	$61,979	$61,194	$60,474	$59,989	$62,768
5-quarter average ending capital	$61,281	$61,318	$61,858	$62,438	$63,079

Ending adjusted capital (see above)	$35,734	$34,937	$34,200	$33,695	$36,449
5-quarter average ending adjusted capital	$35,003	$35,034	$35,564	$36,133	$36,762

After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	4.4%	3.9%	3.9%	3.9%	3.6%
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	13.4%	12.8%	12.3%	12.1%	11.6%

* Tax benefit on interest expense - net is generally presented using the reported effective rate.

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